UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2013

Commission File Number: 000-52752

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

Suite 1120, 470 Granville Street

Vancouver, British Columbia

V6C 1V5 Canada

(Address of principal executive offices)

(604) 713-8010
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Option Agreement

Effective November 5, 2013, Silver Stream Mining Corp. (“we”, “us”, “our” or “Silver Stream”) entered into an option agreement ("Agreement") with Sage Gold Inc. ("Sage"), a Canadian public company listed on the TSX Venture Exchange. Under the Option Agreement, we can initially earn a 55% undivided interest, and ultimately an 80% undivided interest, in the Solomon Pillars Gold Property ("Property") owned by Sage and located in the Townships of Walters and Leduc in Beardmore, Ontario, Canada. The Property is comprised of 418.1 hectares with 22 leased and 4 staked claims. The Property is located within the Southern Metasedimentary Sub-belt of the Beardmore-Geraldton Greenstone Belt, which has hosted 11 past producing gold mines over the years.

Under the terms of the Option Agreement, Silver Stream has been granted the option to earn a 55% interest in the Property by fulfilling the following (all references herein to currency are in Canadian dollars)

•

An initial payment of $25,000 payable to Sage upon signing the Option Agreement.

•

$50,000 of Exploration Expenditures will be incurred on the Property and a payment of $30,000 (cash or shares at Silver Stream's option) to Sage, on or before the first anniversary of the effective date of the Option Agreement.

•

An additional $100,000 of Exploration Expenditures will be incurred on the Property and a payment of $40,000 (cash or shares at Silver Stream's option) payable to Sage, on or before the second anniversary of the effective date of the Option Agreement.

•

An additional $150,000 of Exploration Expenditures will be incurred on the Property, on or before the third anniversary of the effective date of the Option Agreement.

•

Silver Stream has the exclusive right to a one-time option to increase the undivided interest from 55% to 80% by making a payment of $250,000 to Sage within 90 days of completing the initial earn-in and exercising of the option.

•

Once the initial interest is earned by Silver Stream in the Property, each party will fund continuing exploration and development on a pro-rata basis according to their equity in the project. Silver Stream will be the project operator.

•

The Property is divided into two sets of claims each with a different royalty structure. The "Solomon Pillars" on the eastern section of the Property has net smelter royalty (“NSR”) of 1%. The "King Solomon Pillars" on the western section of the property has a 3% NSR on precious metals with a 1% buyback provision for $1,500,000.

•

The Property is subject to a $25,000 annual advance royalty payment preceding the commencement of commercial production.

The Option Agreement may be terminated in the event any of the payments set forth above are not made within the periods noted, or upon written notice by Silver Stream to Sage.

The foregoing summary of the Option Agreement is not complete and is qualified in its entirety by reference to the Option Agreement, a copy of which is attached as an exhibit hereto. We disseminated a press release relating to the Option Agreement on November 5, 2013, a copy of which is also attached as an exhibit hereto.

Consulting Agreement

Concurrent with the signing of the Option Agreement, we appointed James Garber, P. Geo. as Vice President of Exploration for our company and entered into a consulting agreement (the “Consulting Agreement”) with him to advise our Board of Directors (“Board”) on mining property acquisitions, exploration, development, and production matters for our company. A brief description of the business experience of Mr. Garber is set forth below under Item 5.02.

The responsibilities of Mr. Garber under the Consulting Agreement include: a) oversee and provide direction for the activities of our employees, geologists, and technical consultants working on our projects. b) prepare development programs and budgets for ongoing development and work programs for our projects with the assistance of our geologists and other consultants. c) Identify, evaluate and make recommendations to the Board with regards to potential acquisition targets to achieve our objectives.

Under the terms of the Consulting Agreement, Mr. Garber will receive: a) a sign on allotment of 400,000 shares of our common stock on signing of the Consulting Agreement; b) a monthly consulting fee of USD$5,000.00 per month for up to ten days work (payable in shares of our company as provided in the Agreement); and c) participation in our stock option plan on an annual basis with an initial 100,000 options to be issued to him.

The Consulting Agreement has a term of one year and will automatically renew for an additional one-year term unless terminated by either party with one month's advance notice. We may immediately terminate the Consulting Agreement upon breach of the agreement by Mr. Garber.

The Consulting Agreement also contains confidentiality, non-competition, mediation and indemnification provisions customary for agreements of this type.

The foregoing summary of the Consulting Agreement is not complete and is qualified in its entirety by reference to the agreement, a copy of which is attached as an exhibit hereto.

Item 3.02

Unregistered Sales of Equity Securities

The securities issued and to be issued under the Consulting Agreement were issued, and will be issued, pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended, provided by Section 4(2) of the Act in a transaction not involving any public offering.

Item  5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensators Arrangements of Certain Officers

Concurrent with the signing of the Option Agreement, we appointed James Garber, P. Geo. as Vice President of Exploration for our company. Mr. Garber has significant experience in the exploration of the Beardmore-Geraldton Greenstone Belt.  Mr. Garber graduated from the University of Windsor, Windsor, ON, in 1973 with a B.Sc. (Honours Geology) and has been a practicing geologist for over 35 years with both major and junior resource exploration companies including Phillips Petroleum Company - Strategic Minerals Division, Noranda Exploration Company, Hemlo Gold and Battle Mountain Gold.

Most recently Mr. Garber worked as Director / Exploration Manager [Canada] for Landore Resources Inc. / Landore Resources Canada Inc. from 2004 to 2009 and Manager of Exploration for Metalcorp Limited, from 2010 to 2012 where he was involved with the discovery and delineation of gold and nickel deposits in northern Ontario, Canada, including the Glimmer Gold Deposit (now the Black Fox mine of Brigus Gold), the Pike River gold deposit (now the Brigus Gold Grey Fox deposit), the Junior Lake project VW nickel deposit and the initial evaluation of the Lamaune iron deposit. He also served as Director and Qualified Person of Northcore Resources Inc. from April 2013 to October 2013 and from January 2009 to December 2010, he was an Independent Consultant engaged primarily in First Nation Engagement for Mining Companies.

Other than as described herein, there are no related party transactions between our company and Mr. Garber, nor are there any family relationships between our directors or officers and Mr. Garber.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

10.1

Option Agreement with Sage Gold Inc.

10.2

Consulting Agreement with James Garber

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013	SILVER STREAM MINING CORP.

By: Robert Bell_______________ Robert Bell
President